Registration No. 333-127254
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                 AMENDMENT NO.1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                               GMX RESOURCES INC.
             (Exact Name of Registrant as specified in its charters)


         Oklahoma                                       73-1534474
(State or other jurisdiction                (I.R.S. Employer Identification No.)
     of incorporation)

                         9400 North Broadway, Suite 600
                          Oklahoma City, Oklahoma 73114
                                 (405) 600-0711
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              Ken L. Kenworthy, Sr.
                         9400 North Broadway, Suite 600
                          Oklahoma City, Oklahoma 73114
                                 (405) 600-0711
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                Jeffrey T. Hills
                                 Crowe & Dunlevy
                              500 Kennedy Building
                                321 South Boston
                              Tulsa, Oklahoma 74103
                                 (918) 592-9800

================================================================================

Approximate date of commencement of proposed sale to the public: As soon as practicable, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                         CALCULATION OF REGISTRATION FEE

Title of each Class                      Proposed            Proposed
 of Securities         Amount to be   Maximum Offering   Maximum Aggregate      Amount of
to be Registered        Registered    Price Per Share    Offering Price(1)   Registration Fee
Common Stock,          1,600,000(1)      $17.655(2)        $28,248,000          $3,324.79
$0.001 par value

(1) Pursuant to Rule 416 under the Securities Act, this Registration Statement also relates to an indeterminate number of shares of common stock, which are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions.

(2) Estimated solely for the purpose of computing the registration fee and based on the average high and low sale prices of the common stock of GMX Resources Inc. as reported on the Nasdaq National Market on July 29, 2005, pursuant to Rule 457(c) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"), ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND THE SELLING SECURITY HOLDERS NAMED IN THIS PROSPECTUS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2005

PROSPECTUS

                               GMX RESOURCES INC.

                        1,600,000 Shares of Common Stock

            The selling security holders of GMX Resources Inc. ("GMX," "we," or the "Company") listed on page 4 may offer and resell from time to time under this prospectus up to 1,600,000 shares of our common stock.

            The selling security holders will receive all of the proceeds from the sale of their shares. See the section of this prospectus entitled "Selling Security Holders" for more information about the selling security holders. See "Use of Proceeds" in this prospectus.

            Our common stock is listed on the Nasdaq National Market under the symbol "GMXR." On August 4, 2005, the last reported sale price of our common stock on the Nasdaq National Market was $18.81 per share.

            Investing in our common stock involves risks. See "Risk Factors" on page 1 for information you should consider before buying our securities.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  This prospectus is dated September ___, 2005.

                                TABLE OF CONTENTS

                                                                           Page

            About Our Company                                               1
            The Offering                                                    1
            Risk Factors                                                    1
            Note Regarding Forward-Looking Statements                       1
            Use of Proceeds                                                 2
            Selling Security Holders                                        2
            Plan of Distribution                                            5
            Legal Matters                                                   7
            Experts                                                         7
            Incorporation of Certain Information by Reference               7
            Disclosure of Commission Position on Indemnification
              for Securities Act Liabilities                                8
            Where You Can Find More Information                             9


            No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                ABOUT OUR COMPANY

            GMX is an independent natural gas production company headquartered in Oklahoma City, Oklahoma. GMX currently has producing wells in Texas & Louisiana, proved developed non-producing reservoirs, proved undeveloped locations and other development locations. GMX currently has net acreage on the Sabine Uplift of East Texas and producing wells in New Mexico. The Company's strategy is to significantly increase production, revenues and reinvest in increasing production. GMX's goal is to grow and build shareholder value every day.

            Our principal executive offices are located at 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, and our telephone number at that address is (405) 600-0711. We maintain a website on the internet at www.gmxresources.com. Our website, and the information contained therein, is not a part of this prospectus.

                                  THE OFFERING

            This prospectus relates to the resale by selling security holders from time to time of up to 1,600,000 shares of our common stock.

            On July 18, 2005, GMX closed a private placement of 1,600,000 shares of its common stock to the selling security holders. Pursuant to a Registration Agreement by and between GMX and such investors, GMX agreed to file a registration statement, of which this prospectus forms a part, to cover the resale of such shares of common stock.

                                  RISK FACTORS

            Investing in our securities involves a number of risks. You should carefully consider the risks, uncertainties and assumptions discussed under "Risk Related to GMX" and "Risks Related to the Oil and Gas Industry" in Part II, Item 6 of our Annual Report on Form 10-KSB for the year ended December 31, 2004, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by amendments or supplements to the registration statement, of which this prospectus is a part, or by other reports we file under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission in the future.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

            This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements deal with our current plans, intentions, beliefs and expectations and statements of future economic performance. Statements containing terms such as "believes," "does not believe," "plans," "expects," "intends," "estimates," "anticipates" and other phrases of similar meaning involve uncertainty and are forward-looking statements.

            Forward-looking statements are subject to known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in:

     o    this prospectus, and in the materials referred to in this prospectus;

     o    the materials incorporated by reference into this prospectus; and

     o    our press releases.

            No forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement.

                                 USE OF PROCEEDS

            We will not receive any proceeds from the sale by the selling security holders of the common stock covered by this prospectus.

                            SELLING SECURITY HOLDERS

            The following table sets forth information for the selling security holders as of July 19, 2005. For purposes of this prospectus, the selling security holders include their pledgees, assignees, donees, partnership distributees or other transferees who may receive the securities. On that date, 9,893,741 shares of our common stock were issued and outstanding. Beneficial ownership is determined in accordance with SEC rules and includes securities that the selling security holders have the right to acquire within 60 days after July 19, 2005. Except as otherwise indicated, we believe that the selling security holders have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. The selling security holders may from time to time offer and sell pursuant to this prospectus any or all of the common stock set forth below.

                                                                 Amount of Class
                                                    Shares        of Securities
                                                 Beneficially     Beneficially
                                                Owned Prior to   Owned After the
      Name                                       the Offering     Offering (1)
      ----                                       ------------     ------------

AGF Canadian Resources                              17,500              0
London Life Resources                                2,100              0
GWL Canadian Resources                               5,400              0
Calm Waters Partnership                            150,000              0
Tonga Partners, LP                                 100,000              0
The Cuttyhunk Fund, Ltd.                            63,900              0
Anegada Master Fund, Ltd.                           61,100              0
Colonial Fund LLC                                   75,000              0
Ironman Energy Capital, L.P.                        50,000              0
Jana Piranha Master Fund, Ltd. (2)                 196,900           46,900

Market Neutral Strategies Fund, LP                  25,000              0
Geary Partners, L.P. (3) (6)                        61,550           42,100
Brady Retirement Fund L.P. (4) (6)                  18,100           12,300
Presidio Partners (5) (6)                           81,350           56,600
S.A.C. Capital Associates, LLC (7)                 150,000              0
William J. Armfield, IV (8)                         97,800           72,800
Tivoli Partners, L.P.                               25,000              0
Touradji Global Resources Master Fund, Ltd.        325,000              0
Delta Offshore, Ltd. (9) (12)                      203,900           89,900
Delta Pleiades, LP (10) (12)                        24,500           10,500
Delta Institutional, LP (11) (12)                  129,100           57,100
US Bank, NA Cust FBO First American                 83,800              0
  Sm. Cap. Growth Opportunities Fund (13)
State Street Bank and Trust Custodian               10,120              0
  for Burroughs Welcom Fund (13)
US Bank, NA Cust FBO Milwaukee                       2,680              0
  Foundation US Bank Microcap Fund (13)
US Bank, NA FBO St. Paul Electrical                  1,460              0
  Construction Workers Pension Plan (13)
US Bank, NA Cust FBO St. Paul Electrical             1,380              0
  Construction Workers Supply Pension Plan (13)
US Bank, NA tru/a Richard D. Waterfield                560              0
  Tr DTD 10/19/1999 (13)
Westcliff Aggressive Growth, LP (14) (22)            5,370            3,130
Westcliff Energy Partners, LP (15) (22)              7,460            4,370
Westcliff Partners, LP (16) (22)                    10,730            6,270
Westcliff Long/Short, LP (17) (22)                  10,660            6,230
Westcliff Master Fund, LP (18) (22)                 13,590            8,000
Westcliff Capital Management Profit Sharing            650              420
  Plan (19) (22)
Westcliff Small Cap Fund, LP (20) (22)               4,380            2,570
Westcliff Venturers Fund, LP (21) (22)               7,660            4,510

(1) The table assumes that the selling security holders sell all of their shares being offered pursuant to this prospectus. We are unable to determine the exact number of shares that will actually be sold pursuant to this prospectus. Assuming that each of the selling security holders sells all of the shares being offered pursuant to this prospectus, no selling security holder will beneficially own more than 1% of any class of securities after the offering.

(2) Includes 46,900 shares of common stock beneficially owned by Jana Piranha Master Fund, Ltd., previously registered and not part of this registration or offering.

(3) Includes 42,100 shares of common stock beneficially owned by Geary Partners, L.P., previously registered and not part of this registration or offering.

(4) Includes 12,300 shares of common stock beneficially owned by Brady Retirement Fund L.P. previously registered and not part of this registration or offering.

(5) Includes 56,600 shares of common stock beneficially owned by Presidio Partners previously registered and not part of this registration or offering.

(6) William Brady is the general partner of each of Geary Partners, L.P., Brady Retirement Fund L.P., and Presidio Partners and is deemed the beneficial owner of the securities of each of such entities.

(7) Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC, a Delaware limited liability company ("SAC Capital Advisors"), and S.A.C. Capital Management, LLC, a Delaware limited liability company ("SAC Capital Management"), share all investment and voting power with respect to the securities held by S.A.C. Capital Associates, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of any of the securities to be offered by S.A.C. Capital Associates, LLC, pursuant to this prospectus.

(8) Includes 72,800 shares of common stock beneficially owned by Mr. Armfield previously registered and not part of this registration or offering.

(9) Includes 89,900 shares of common stock beneficially owned by Delta Offshore, Ltd., previously registered and not part of this registration or offering.

(10) Includes 10,500 shares of common stock beneficially owned by Delta Pleiades, LP, previously registered and not part of this registration or offering.

(11) Includes 57,100 shares of common stock beneficially owned by Delta Institutional, LP, previously registered and not part of this registration or offering.

(12) Trafelet & Company, LLC is the investment manager to Delta Offshore, Ltd., Delta Pleiades, LP, and Delta Institutional, LP, and has the authority to vote the shares held by such entities and is, therefore, deemed to own beneficially such securities.

(13) Each of US Bank, NA Cust FBO First American Sm. Cap. Growth Opportunities Fund, State Street Bank and Trust Custodian for Burroughs Welcom Fund, US Bank, NA Cust FBO Milwaukee Foundation US Bank Microcap Fund, US Bank, NA FBO St. Paul Electrical Construction Workers Pension Plan, US Bank, NA Cust FBO St. Paul Electrical Construction Workers Supply Pension Plan, US Bank, NA tru/a Richard
D. Waterfield Tr DTD 10/19/1999, is affiliated with a registered broker-dealer. Each of such security holders has also certified to the Company that it purchased its shares that are the subject of this registration and offering in the ordinary course of business, and, at the time of such purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.

(14) Includes 3,130 shares of common stock beneficially owned by Westcliff Aggressive Growth, LP, previously registered and not part of this registration or offering.

(15) Includes 4,370 shares of common stock beneficially owned by Westcliff Energy Partners, LP, previously registered and not part of this registration or offering.

(16) Includes 6,270 shares of common stock beneficially owned by Westcliff Partners, LP, previously registered and not part of this registration or offering.

(17) Includes 6,230 shares of common stock beneficially owned by Westcliff Long/Short, LP, previously registered and not part of this registration or offering.

(18) Includes 8,000 shares of common stock beneficially owned by Westcliff Master Fund, LP, previously registered and not part of this registration or offering.

(19) Includes 420 shares of common stock beneficially owned by Westcliff Capital Management Profit Sharing Plan previously registered and not part of this registration or offering.

(20) Includes 2,570 shares of common stock beneficially owned by Westcliff Small Cap Fund, LP, previously registered and not part of this registration or offering.

(21) Includes 4,510 shares of common stock beneficially owned by Westcliff Venturers Fund, LP, previously registered and not part of this registration or offering.

(22) Westcliff Aggressive Growth, LP, Westcliff Energy Partners, LP, Westcliff Partners, LP, Westcliff Long/Short, LP, Westcliff Master Fund, LP, Westcliff Capital Management Profit Sharing Plan, Westcliff Small Cap Fund, LP, and Westcliff Venturers Fund, LP, are investment limited partnerships and other clients of which Westcliff Capital Management, LLC ("Westcliff"), is the general partner and/or investment adviser. Westcliff has discretionary authority to vote and dispose of the securities on behalf of its clients, and thus is deemed to have indirect beneficial ownership thereof.


                              PLAN OF DISTRIBUTION

            The selling security holders and their successors, which may include their pledgees, assignees, donees, partnership distributees or other transferees receiving the securities, may from time to time sell all or any of their shares of common stock on any exchange, market or trading facility on which the shares are traded or in private transactions. The sales may be at fixed or negotiated prices. The selling security holders may use one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately-negotiated transactions;

     o    any combination of any such methods of sales; and

     o    any other method permitted pursuant to applicable law.

            The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

            Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts relating to their sales of shares to exceed what is customary in the types of transactions involved.

            The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale or distributions of the shares. To our knowledge, there is no underwriter or coordinating broker acting in connection with the proposed sale or distribution of the shares by the selling security holders. Because selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

            Our common stock trades on the NASDAQ National Market System under the symbol "GMXR."

            We are required to pay certain fees and expenses incident to the registration of the shares. We have also agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

            Pursuant to registration agreements with the selling security holders, we have agreed to maintain the effectiveness of the registration statement and this prospectus. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

            Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our warrants or common stock for a period of two (2) business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                                  LEGAL MATTERS

            The validity of the securities offered by this prospectus has been passed upon by Crowe & Dunlevy, A Professional Corporation, Tulsa, Oklahoma.

                                     EXPERTS

            The consolidated financial statements of GMX Resources Inc. as of and for the year ended December 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2003 consolidated financial statements refers to a change in accounting for asset retirement obligations.

            The consolidated financial statements of GMX Resources Inc. as of and for the year ended December 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the report of Smith, Carney & Co., P.C., independent registered public accounting firm, incorporated by reference herein and upon authority of said firm as experts in auditing and accounting.

            The information incorporated in this prospectus by reference to our Annual Report on Form 10-KSB for the year ended December 31, 2004 with respect to our proved oil and gas reserves as of December 31, 2002, 2003 and 2004, was estimated by Sproule Associates, Inc., independent petroleum engineers, and is included in this prospectus on the authority of such firm as experts in petroleum engineering.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

            The Commission allows us to "incorporate by reference" certain information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

     o our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed with the SEC on March 31, 2005;

     o our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2005, filed with the SEC on May 12, 2005, as amended on May 20, 2005;

     o our Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2005, filed with the SEC on August 9, 2005;

     o our Current Reports on Form 8-K filed with the SEC on April 6, 2005, April 12, 2005, May 13, 2005, May 17, 2005, May 18, 2005, July 11,
          2005, July 18, 2005, and August 4, 2005;

     o the description of our capital stock contained in our Registration Statement on Form 8-A, filed on February 8, 2001, including all amendments or reports filed for the purpose of updating the description.

            Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: GMX Resources Inc., 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, Attention: Ken L. Kenworthy, Sr., telephone: (405) 600-0711. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

            The Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides that, pursuant to Oklahoma law, its directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. The provision in the Certificate of Incorporation does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Oklahoma law. However, such remedies may not be effective in all cases. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, as well as for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Oklahoma law. The provision also does not affect a director's responsibilities under any other law, such as the state or federal securities laws.

            Under Section 1031 of the Oklahoma General Corporation Act, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

            The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Oklahoma law. The Certificate of Incorporation thus requires the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, in the case of a derivative action, an officer or director will not be entitled to indemnification in respect of any claim, issue or matter as to which such person is adjudged to be liable to the

Company, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for expenses.

            In addition, the Company has entered into indemnification agreements with each non-employee director of the Company which require the Company to indemnify such persons against certain liabilities and expenses incurred by any such persons by reason of their status or service as directors of the Company and which set forth procedures that will apply in the event of a claim for indemnification under such agreements. The Indemnification Agreements also require that the Company use commercially reasonable efforts to maintain policies of directors' and officers' liability insurance. The Company believes that these agreements enhance its ability to attract and retain highly qualified directors.

            As of the date of this registration statement, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission, in accordance with the Securities Exchange Act. You may read and copy our reports, proxy statements and other information filed by us at the public reference room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission's website at http://www.sec.gov and through a hyperlink on our Internet website at www.gmxresources.com.

                                     Part II

                   Information Not Required in the Prospectus

Item 14. Other Expenses of Issuance and Distribution

The aggregate estimated (other than the registration fee) expenses to be paid in connection with this offering are as follows:

            Securities and Exchange Commission registration fee       $3,324.79
            Legal fees and expenses                                   $7,500*
            Accounting fees and expenses                              $5,000*
            Printing expenses                                         $5,000*
            Miscellaneous expenses                                    $5,000*
                                                                     ----------
            Total                                                    $25,824.79*
                                                                     ==========
            * Estimate.

Item 15. Indemnification of Directors and Officers

            See "Disclosure of Commission Position on Indemnification for Securities Act Liabilities" in the related prospectus and incorporated herein by reference.

Item 16. Exhibits

            The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------

   3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, as filed by the Company with the Commission on November 6, 2000, File No. 333-49328).

   3.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2004, as filed by the Company with the Commission on November 11, 2004).

   4.1 Instruments Defining Rights of Security Holders (included in Exhibits 3.1 and 3.2)

   4.2 Form of Securities Purchase Agreement dated July 14, 2005, by and between the Company and the Investors (incorporated herein by reference to Exhibit 10.1 of the Company's current report on Form 8-K filed by the Company with the Commission on July 18, 2005).

   4.4 Form of Registration Agreement dated July 14, 2005, by and between the Company and the Investors (incorporated herein by reference to Exhibit 10.2 of the Company's current report on Form 8-K filed by the Company with the Commission on July 18, 2005).

   5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities

   23.1      Consent of KPMG LLP

   23.2      Consent of Smith, Carney & Co., p.c.

   23.3      Consent of Sproule Associates, Inc.

   23.4 Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1)

   24.1      Power of Attorney


Item 17. Undertakings

(a)         The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)         To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                        (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                        (iii) To include any additional or changed material information on the plan of distribution;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the Registrant pursuant under the Securities Exchange Act of 1934.

            (2) To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of our employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on September 13, 2005.

                                            GMX RESOURCES INC.

                                            By /s/ Ken L. Kenworthy, Sr.
                                               ---------------------------------
                                               Ken L. Kenworthy, Sr.
                                               Executive Vice President and
                                               Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of this 13th day of September, 2005.

          NAME                                          POSITION

Ken L. Kenworthy, Jr.    *               Director, President and Chief Executive
--------------------------               Officer (principal executive officer)
Ken L. Kenworthy, Jr.

/s/ Ken L. Kenworthy, Sr.                Director, Executive Vice President and
--------------------------               Chief Financial Officer (principal
Ken L. Kenworthy, Sr.                    financial officer)

Steven Craig             *               Director
--------------------------
Steven Craig

T.J. Boismier            *               Director
--------------------------
T.J. Boismier

Jon W. McHugh            *               Director
--------------------------
Jon W. McHugh



*By: /s/  Ken L. Kenworthy, Sr.
     ---------------------------
     Ken L. Kenworthy, Sr.
     Attorney in Fact

                                INDEX TO EXHIBITS


EXHIBIT NO.                             DESCRIPTION
-----------                             -----------

   3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, as filed by the Company with the Commission on November 6, 2000, File No. 333-49328).

   3.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2004, as filed by the Company with the Commission on November 11, 2004).

   4.1 Instruments Defining Rights of Security Holders (included in Exhibits 3.1 and 3.2)

   4.2 Form of Securities Purchase Agreement dated July 14, 2005, by and between the Company and the Investors (incorporated herein by reference to Exhibit 10.1 of the Company's current report on Form 8-K filed by the Company with the Commission on July 18, 2005).

   4.4 Form of Registration Agreement dated July 14, 2005, by and between the Company and the Investors (incorporated herein by reference to Exhibit 10.2 of the Company's current report on Form 8-K filed by the Company with the Commission on July 18, 2005).

   5.1 Opinion of Crowe & Dunlevy, A Professional Corporation, on legality of securities

   23.1      Consent of KPMG LLP

   23.2      Consent of Smith, Carney & Co., p.c.

   23.3      Consent of Sproule Associates, Inc.

   23.4      Consent of Crowe & Dunlevy, A Professional Corporation (included in
             Exhibit 5.1)

   24.1      Power of Attorney